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                                                                   EXHIBIT 10.16


                        CORN PRODUCTS INTERNATIONAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Effective January 1, 1998

                                December 31, 1997


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                                    FOREWORD

Effective as of January 1, 1998, Corn Products International, Inc. has adopted the Corn Products International, Inc. Supplemental Executive Retirement Plan (the "Plan") for the benefit of certain of its key executives.

The purposes of the Plan are (a) to permit certain key executives to defer payment of a portion of current compensation until a later year, and (b) to provide Participants and their beneficiaries with the amount of retirement income that is not provided under the Corn Products International, Inc. Cash Balance Plan for Salaried Employees and the Corn Products International, Inc. Retirement Savings Plan by reason of limits on recognized compensation required by Sections 401 (a)(17), 402(g) and 415 of the Internal Revenue Code of 1986, as amended, and by reason of elective compensation deferrals under this Plan.

It is intended that the Plan be a deferred compensation plan for "a select group of management or highly compensated employees," as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

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                                  SECTION ONE
                                  Definitions


1.1 Except to the extent otherwise indicated herein, and except to the extent otherwise inappropriate in the context, the definitions contained in the Cash Balance Plan or Savings Plan are applicable under the Plan.

1.2 "Accounts" means the Cash Balance Plan Make-up Account, the Deferred Account, the Prior Plan Account and the Savings Plan Make-up Account.

1.3 "Base Salary Threshold" means, as of November 15, 1997, $160,000. As of each subsequent November 15, the Base Salary Threshold shall be redetermined as the annual limit (as of such November 15) in effect under Code Section 401(a)(17).

1.4      "Board of Directors" means the Board of Directors of the Corporation.

1.5 "Cash Balance Plan" means the Corn Products International, Inc. Cash Balance Plan for Salaried Employees.

1.6 "Cash Balance Plan Make-up Account" means the bookkeeping account established under Section 3.2 established on behalf of a Participant, and includes any deemed earnings credited thereon.

1.7 "Code" means the Internal Revenue Code of 1986, as amended. Any reference to any Code Section shall also mean any successor provision thereto.

1.8 "Committee" means the Benefits Committee established by the Board of Directors.

1.9 "Compensation" means a Participant's base pay plus short-term incentive bonuses as paid, prior to reduction for (a) his or her Deferred Compensation election under this Plan, (b) pre-tax contributions under the Savings Plan and (c) any pre-tax contributions to a cafeteria plan under Section 125 of the Code, which is in excess of Limited Compensation.

1.10 "Corporation" means Corn Products International, Inc. and any successor to such corporation by merger, purchase or otherwise.

1.11     "Deferred Account" means the bookkeeping account established under
         Section 3.1 established on behalf of a participant, and includes any deemed earnings credited thereon.

1.12 "Deferred Compensation" means the amount of a Key Executive's Compensation that such Key Executive has deferred until a later year pursuant to an election under Section 2.2 of this Plan.


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1.13     "Employer" means the Corporation and any other corporation adopting the Plan in accordance with Section 5.3 hereof.

1.14 "Key Executive" means an executive employed by the Corporation who is designated by the Vice President of Human Resources of the Corporation and approved for participation in the Deferred Account by the Committee.

1.15 "Limited Compensation" is the smaller of the limit on pensionable compensation specified by Section 401 (a)( 17) of Code (including adjustments for changes in the cost of living as prescribed by the
         Code). or Compensation earned prior to the time the Participant reaches the limit on elective deferrals to the Savings Plan specified by Section 402(g) of the Code (including adjustments for changes in the cost of living as prescribed by the Code).

1.16 "Participant" means a participant in the Plan who has satisfied the eligibility requirements of and is participating in the Plan under
         Section 2.1 of the Plan.

1.17 "Plan" means the Corn Products International, Inc. Supplemental Executive Retirement Plan as from time to time in effect.

1.18 "Prime Rate" means the prime rate as published in the Wall Street Journal Midwest edition showing such race in effect as of the first business day of each calendar quarter.

1.19     "Prior Plan Account" means the bookkeeping account established under
         Section 3.4 on behalf of a Participant to reflect the amounts accrued by such Participant under the Prior Savings Plan as of December 31, 1997, and includes any deemed earnings credited thereon. "Prior Plan Deferred Account" means the portion of the Prior Plan Account attributable to the Participant's deferrals plus deemed earnings thereon; and "Prior Plan Company Account" means the portion of the Prior Plan Account attributable to company credits plus deemed earnings thereon.

1.20     "Prior Savings Plan" means the CPC International Inc. Excess
         Savings Plan.

1.21     "Prior SERP" means the CPC International Inc. Excess Benefit Plan.

1.22 "Savings Plan" means the Corn Products International, Inc. Retirement Savings Plan.

1.23 "Savings Plan Make-up Account" means the bookkeeping account established under Section 3.3 established on behalf of a Participant, and includes any deemed earnings credited thereon.



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                                   SECTION TWO

                          Eligibility and Participation

2.1      Eligibility and Participation

         Participation in the Deferred Account portion of the Plan shall be limited to Key Executives. For purposes of participation as of January 1, 1998, the group of eligible Key Executives is limited to employees of the Corporation whose 1997 base pay plus 1997-paid short term bonuses from CPC International Inc. equaled at least the Base Salary Threshold as of November 15, 1997.

         If first employed by the Corporation after January 1, 1998, a Key Executive shall be eligible to participate in the Deferred Account portion of the Plan as of the first of the month following one full calendar month of employment if his or her annual base salary as of date of employment is at least the annual limit (as of such date of employment) under Code Section 401(a)(17), subject to approval of the Vice President of Human Resources of the Corporation.

         Key Executives who have never participated under the Plan but whose base pay plus short term bonus paid in any calendar year equals at least the Base Salary Threshold for such year shall be eligible to participate in the Deferred Accounts as of the following January 1.

         Key Executives who elect to participate in the Deferred Accounts shall continue to be eligible to make deferral elections in future years, notwithstanding their base salary as of a November 15 falling below the Base Salary Threshold for Key Executives who have never participated in the Plan.

         Active participation in the Cash Balance Plan Make-up Account for any calendar year shall be limited to Key Executives who make deferral elections for such year, or employees whose benefits under the Cash Balance Plan are reduced by the limits on compensation or benefits, imposed by Sections 401(a)(17) or 415 of the Code.

         Active participation in the Savings Plan Make-up Account for any calendar year shall be limited to Key Executives who make deferral elections for such year and whose benefits under the Savings Plan are reduced by the limits on compensation imposed by Section 401(a)(17) of the Code, or by a deferral election made under Section 2.2 of this Plan.

         Persons who have amounts transferred from the Prior Savings Plan to this Plan, as provided in Section 3.4, shall be eligible for participation with respect to amounts held in their Prior Plan Accounts hereunder.

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   2.2   Deferral Election

         Elections of Deferred Compensation shall be made only by Key
         Executives and shall be on forms furnished by the Committee. A Deferred Compensation election shall apply only to Compensation paid in the particular year specified in the election. Key Executives shall specify the percentage of such Compensation to be deferred under the election, which percentage may not exceed 20%.

         A Deferred Compensation election with respect to Compensation for a particular calendar year (a) must be made before January 1 of such calendar year (or prior to participation in the Plan if the Key Executive becomes eligible to participate during the calendar year),
         (b) must specify (from the available alternatives, which shall include a lump sum option) the date such Deferred Compensation, plus deemed earnings, is to be paid (or commence to be paid) and, if such date is at termination of employment, the number of installments (not to exceed 10 years) in which such Deferred Compensation, plus deemed earnings, is to be paid, and (c) once made, cannot be changed or revoked.

         In the case of a Key Executive who is eligible to participate in this Plan under Section 2.1 as of one month following the date on which his or her employment with the Corporation commences, any Deferred Compensation election must be made within 30 days of employment and will apply to Compensation earned from the date of such election through the end of that calendar year.




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                                  SECTION THREE

                                    Accounts

3.1      Deferred Account

         The aggregate of the amounts of Deferred Compensation and deemed earnings on such amounts shall be paid to the Participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with this Plan and related election forms. Deemed earnings with respect to Deferred Compensation shall be credited monthly at the monthly compound equivalent of the Prime Rate. A bookkeeping account shall be maintained for each Participant to record the amount of such Deferred Compensation and deemed earnings thereon. Participants are always 100 percent vested in their Deferred Accounts.

         Separate bookkeeping accounts may also be maintained for Deferred Compensation for each Participant for each calendar year plus deemed earnings with respect to such Deferred Compensation, as may be necessary in order to facilitate calculation upon distribution.

3.2      Cash Balance Plan Make-up Account

         A bookkeeping account shall be established on behalf of each Participant in the Plan which, at any time, shall yield a benefit equal to the benefit as of such date that would have accrued under the Cash Balance Plan had (a) the Participant not elected to defer compensation under Section 2.2 of this Plan, and (b) limits on benefits or compensation imposed by Code Sections 415 or 401(a)(17) not applied to the Participant under the Cash Balance Plan.

         In addition, the following employees shall receive an additional annual pay credit as indicated below, applied to their total eligible Compensation as such is defined in the Cash Balance Plan, but without reflecting the limits of Code Section 401(a)(17):

                      EMPLOYEE                 ADDITIONAL PERCENTAGE

                    Beebe, C.                         1.37%
                    Doane, M.                         6.67%
                    Fortnam, J.                       2.11%
                    Hirchak, J.C.                     0.81%
                    Kocun, F.J.                       7.71%
                    Kuske, E.A.                       3.56%
                    Northacker, E.                    4.18%
                    Pyatt, M.R.                       3.59%
                    Ripley, J.                        4.72%
                    Scott III, S.                     7.39%
                    Vandervoort, R.                   5.03%


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         The beginning balance as of January 1, 1998 under this account, if any, shall be determined in accordance with the Opening Balance under the Cash Balance Plan as if the earned benefit under the Prior SERP as of December 31, 1997 were the "Accrued Benefit as of December 31, 1997 under the Prior Plan" as such is defined in the Cash Balance Plan.

         A Participant shall be vested in his or her Cash Balance Plan Make-up Account to the extent that such Participant is vested in his or her Cash Balance Plan account balance.

3.3      Savings Plan Make-up Account

         A bookkeeping account shall be established on behalf of each Participant in the Plan, which shall be credited with the excess, if any, of (a) the amount of employer matching and profit sharing contributions which would have been made on behalf of such Participant had the Participant's Deferred Compensation been contributed to the Savings Plan (without regard to any refunds of Participant contributions required under the Code, or the effects of Sections 401
         (a)(17),402(g) or 415 of the Code), over (b) actual employer matching and profit sharing contributions to the Savings Plan on behalf of such Participant.

         The Savings Plan Make-up Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate. A Participant is vested in his or her Savings Plan Make-up Account to the extent that such Participant is vested in his or her Savings Plan matching and profit sharing contributions.

3.4      Prior Plan Account

         A Prior Plan Deferred Account shall be established for each participant in the Prior Savings Plan who becomes a Participant on January 1, 1998, equal in initial value to the amounts held under the Prior Savings Plan as of December 31, 1997 attributable to employee deferrals under the Prior Savings Plan plus deemed earnings through December 31, 1997. The Prior Plan Deferred Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate. Participants shall be 100 percent vested in any Prior Plan Deferred Account.

         A Prior Plan Company Account shall be established for each participant in the Prior Savings Plan who becomes a Participant on January 1, 1998, equal in initial value to the amounts held under the Prior Savings Plan as of December 31, 1997 attributable to company credits under the Prior Savings Plan plus deemed earnings through December 31, 1997. The Prior Plan Company Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate. Participants shall be 100 percent vested in any Prior Plan Company Account.




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                                  SECTION FOUR

                              Payment of Benefits

4.1      No In-Service Withdrawals

         No withdrawals, including loans, may be allowed from the Plan for any reason while the Participant is still employed by the Corporation; however, reemployment of a Participant shall not suspend the payment of any benefits hereunder.

4.2      Payment of Deferred Account

         Payment of benefits from a Participant's Deferred Account shall be made in accordance with deferred compensation agreements made at the time the Participant elects to defer compensation hereunder. A separate deferred compensation agreement shall govern each year's Deferred Compensation and deemed earnings on such Deferred Compensation attributable to any year. The terms of these deferred compensation agreements dealing with the timing and form of payment may be changed from year to year by the Committee, but once an election is made by a Participant as to the timing and form of a distribution from the Deferred Account with respect to a particular year, such election is irrevocable.

4.3      Payment of Cash Balance Plan Make-up Account

         Except as provided in Section 4.6 below, distributions from the Cash Balance Plan Make-up Account shall be made in the same form and at the same time as benefit payments made under the Cash Balance Plan.

4.4      Payment of Savings Plan Make-up Account

         Except as provided in Section 4.6 below, distributions from the Savings Plan Make-up Account shall be made in the same form and at the same time as benefit payments made under the Savings Plan after termination of employment. However, if the Participant elects an annuity distribution under the Savings Plan, he or she shall receive his Savings Plan Make-up Account in a single sum.

4.5      Payment of Prior Plan Account

         Except as provided in Section 4.6 below, distributions from the Prior Plan Account shall be made as follows:

         (a) the Prior Plan Deferred Account shall be payable in accordance with the payment elections made when the respective years' elections were made; and

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         (b)   the Prior Plan Company Account shall be made in the same form and at the same time as benefit payments made under the Savings Plan after termination of employment; however, if the Participant elects an annuity distribution under the Savings Plan, he or she shall receive his Prior Plan Company Account in a single sum.

4.6      Lump Sum Distributions of Smaller Benefits

         Notwithstanding anything herein to the contrary:

         (a) If the aggregate value of a Participant's Cash Balance Plan Make-up Account, Savings Plan Make-up Account, and Prior Plan Account is less than $10,000, the Participant or his or her beneficiary shall receive benefits from such Accounts under this Plan in the form of a single lump sum as soon as practicable after the Participant's termination of employment, without regard to distribution elections made under the Cash Balance Plan or Savings Plan.

         (b) If the aggregate value of a Participant's Deferred Account is less than $10,000, the Participant or his or her beneficiary shall receive benefits from such Account under this Plan in the form of a single lump sum as soon as practicable after termination of employment, without regard to distribution elections made under the Deferred Account.

4.7      Beneficiaries

         The Participant's beneficiary under this Plan with respect to his or her Accounts shall be the person or persons designated as beneficiary by the Participant by filing with the Committee a written beneficiary designation on a form provided by, and acceptable to, such Committee. In the event the Participant does not make an effective designation of a beneficiary with respect to his or her Accounts (or any one of them), the Participant's beneficiary with respect to his or her Accounts shall be such Participant's beneficiary under the Savings Plan.

4.8      Termination of the Cash Balance Plan or Savings Plan

         In the event that the Cash Balance Plan is terminated, payments from the Cash Balance Plan Make-up Account shall continue to be paid directly by the Corporation but only to the same extent and for the same duration as that part of the payee's benefit from the Cash Balance Plan, which is directly related to such Cash Balance Plan Make-up Account, is continued to be provided by the assets of the Cash Balance Plan.

         In the event that the Savings Plan is terminated, Savings Plan Make-up Accounts and Prior Plan Accounts shall be paid directly by the Corporation in the same manner as the distribution of the Participant's accounts under the Savings Plan.



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                                  SECTION FIVE

                      Administration and General Provisions

5.1      Plan Administrator

         The Corporation shall be the "administrator" of the Plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

5.2      Committee

         Subject to the provisions of Section 5.1, the Committee shall be vested with the general administration of the Plan. The Committee shall have the exclusive right to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. The decisions, actions and records of the Committee shall be conclusive and binding upon the Corporation and all persons having or claiming to have any right or interest in or under the Plan.

         The Committee may delegate to such officers, employees or departments of the Corporation such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (a) interpretation of the plan, (b) approval and payment of claims, and (c) establishment of procedures for administration of the Plan.

5.3      Participation by Other Employers

         (a)   Adoption of Plan.

               With the consent of the Corporation, any corporation may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) filing with the Corporation a duly certified copy of the resolution of the board of directors of such corporation adopting the Plan, and (iii) executing and delivering such instruments and taking such other actions as may be necessary of desirable to put the Plan into effect with respect to such corporation.

         (b)   Withdrawal from Participation

               Any Employer may withdraw from participation in the Plan at any time by filing with the Corporation a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Corporation prior to the effective date of withdrawal.


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         (c)   Corporation as Agent for Employers

               Each corporation which shall become a participating Employer pursuant to Section 5.3(a) by so doing shall be deemed to have appointed the Corporation its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Corporation by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.

5.4      General Provisions

         (a) The Corporation shall make no provision for the funding of any benefits payable hereunder that (i) would cause the Plan to be a funded plan for purposes of Code Section 404(a)(5), or Title I of the Employee Retirement Income Security Act of 1974, as amended, or (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations section 1.83-3(e); and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan.

         (b) In the event that the Corporation shall decide to establish an advance accrual reserve on its books against the future expense of the Plan, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a general asset of the Corporation, subject to the claims of the Corporation's creditors.

         (c) A person entitled to any amount under this Plan shall be a general unsecured creditor of the Corporation with respect to such amount.

5.5      Claims Procedure

         If any Participant or other person believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a written claim with the Secretary of the Committee. Such claim shall state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Secretary of the Committee shall review the claim and shall, within 60 days after receipt of the claim, give written notice by registered or certified mail to the claimant of the Committee's decision with respect to the claim. The notice of the Committee's decision with respect to the claim shall be written in a manner designed to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan.



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

         The Committee shall also advise the claimant that he or his duly authorized representative may request a review of the denial by the Chairperson of the Committee by filing with the Committee within 65 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Chairperson within the same 65-day period. If a request is so filed, review of the denial shall be made by the Chairperson within 60 days after receipt of such request, and the claimant shall be given written notice of the Chairperson's final decision. The notice of the Chairperson's final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner designed to be understood by the claimant.

5.6      Notices and Other Communications

         All notices, reports and statements given, made, delivered or transmitted to a Participant or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or such other person at the address last appearing on the records of the Corporation. A Participant or other person may record any change of his address from time to time by written notice filed with the Corporation.

         Written directions, notices and other communications from Participants or any other person entitled to or claiming benefits under the Plan to the Employers or the Corporation shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Corporation for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed as specified upon such forms.

5.7      Records

         The Committee shall keep a record of all its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

5.8      Non-assignability

         It is a condition of the Plan, and all rights of each Participant and any other person entitled to benefits hereunder shall be subject thereto, that no right or interest of any Participant or such other person in the Plan shall be assignable or transferrable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding rights or interests arising by reason of death or mental incompetency, and no right or interest of any Participant or other person in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or other person, including claims for alimony or the support of any spouse or child.


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

5.9      Employment Non-contractual

         The Plan shall not be interpreted as conferring any right upon any employee to continue in employment.

5.10     Employer's Option to Fund Benefits

         Nothing in this Plan shall be interpreted as requiring any Employer to set aside any of its assets for the purpose of funding its obligation under this Plan. No person entitled to benefits under this Plan shall have any right, title or claim in or to any specific assets of any Employer, but shall have the right only as a general creditor of his Employer to receive benefits from his Employer on the terms and conditions herein provided. Notwithstanding the foregoing, any obligation of an Employer under this Plan to a Participant or an other person entitled to payments in respect of the Participant shall be offset by any payments to the Participant or other person from any trust or other funding medium established by the Employers for the purpose of providing benefits of this Plan.

5.11     Governing Law

         This Plan shall be construed and enforced under the laws of the State of Illinois.


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                                   SECTION SIX

                            Amendment and Termination

 6.1     Amendment of the Plan

         The Plan may be wholly or partially amended or otherwise modified at any time by the Committee.

6.2      Termination of the Plan

         The Plan may be terminated at any time by the Board of Directors.

Adopted:

By: James J. Hirchak
Name: James J. Hirchak
Title: V.P. Human Resources
Date: 1/2/98


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